Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Perfect Corp. of our report dated May 26, 2022 relating to the financial statements of Perfect Corp., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

December 12, 2022